UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

INTERVAL LEISURE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34062	26-2590997
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6262 Sunset Drive Miami, Florida	33143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 2, 2015, Interval Acquisition Corp. (the “Issuer”), a wholly-owned subsidiary of Interval Leisure Group, Inc. (“ILG”), entered into a Purchase Agreement (the “Purchase Agreement”) relating to the offering of $350 million in 5.625% senior notes due 2023, dated April 2, 2015, among the Issuer, ILG and certain of ILG’s other domestic restricted subsidiaries, as guarantors, and Wells Fargo Securities, LLC, on behalf of itself and as representative of the initial purchasers named therein. The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The description of the Purchase Agreement above is a summary only and is not necessarily complete. A copy of the Purchase Agreement will be filed with the Company’s Current Report on Form 8-K upon the closing of the offering.

Item 8.01 Other Events

On April 2, 2015, ILG issued a press release announcing the pricing of the Issuer’s offering of $350 million aggregate principal amount of 5.625% senior notes due 2023.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits to this Form 8-K

Exhibit No.	Description

99.1	Press Release dated April 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.
Date: April 2, 2015
By: /s/ Victoria J. Kincke
Name: Victoria J. Kincke
Title: Senior Vice President and General Counsel

    Exhibits Index

Exhibit No.	Description

99.1	Press Release dated April 2, 2015